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                                                                     EXHIBIT 5.1

                        [COOLEY GODWARD LLP LETTERHEAD]

August 28, 2000

Metricom, Inc.
Metricom Finance, Inc.
333 West Julian Street
San Jose, CA 95110

Ladies and Gentlemen:

We have acted as counsel to Metricom, Inc., a Delaware corporation ("Metricom"), and Metricom Finance, Inc., a Delaware corporation ("Metricom Finance"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 (file no. ________) of (i) shares of common stock, par value $0.001, of Metricom (the "Common Stock"), (ii) one or more series of preferred stock, par value $0.001 per share, of Metricom, including preferred stock convertible into and/or exchangeable for Common Stock or other securities of Metricom (the "Preferred Stock"), (iii) debt securities (the "Debt Securities") of Metricom and/or Metricom Finance, including Debt Securities convertible into or exchangeable for Common Stock or Preferred Stock of Metricom or other securities of Metricom or Metricom Finance, as applicable, and which Debt Securities are, as to Metricom Finance's obligations thereunder, fully and unconditionally guaranteed by Metricom (the "Guarantees") to the extent set forth in any indentures governing the Debt Securities (the "Indentures"), (iv) warrants to purchase such Common Stock, Preferred Stock or any other equity security of Metricom (the "Equity Warrants"), (v) warrants to purchase Debt Securities or any other debt security of Metricom (the "Debt Warrants" and, together with the Equity Warrants, the "Warrants"), and (vi) units consisting of two or more of the foregoing securities (the "Units") to be offered and sold by Metricom and/or Metricom Finance, as applicable, from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Securities Act Rules"), with aggregate gross proceeds of up to $1,200,000,000 in each case pursuant to terms and conditions to be designated by Metricom and/or Metricom Finance at the time of the offering. The Common Stock, Preferred Stock, Debt Securities, Equity Warrants, Debt Warrants, Guarantees and Units are collectively referred to herein as the "Securities."

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

In rendering this opinion, we have also assumed that, prior to any offering and sale of the Securities, the Board of Directors (or a special committee thereof authorized to act on its behalf) of Metricom and/or Metricom Finance, as applicable, will duly authorize the terms of and the


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prices at which (A) shares of Common Stock are to be issued and sold, (B) shares of Preferred Stock are to be issued and sold, and (if the Preferred Stock is convertible into or exchangeable for Common Stock or another series of Preferred Stock, the method and terms of conversion or exchange for the Common Stock or such other series of Preferred Stock issuable upon such conversion or exchange),
(C) the Debt Securities are to be issued and sold in accordance with the terms of one or more Indentures (and if Debt Securities are convertible into or exchangeable for Common Stock or Preferred Stock or other Debt Securities, the method and terms of conversion or exchange for the Common Stock or Preferred Stock or other Debt Securities issuable upon such conversion or exchange), (D) the Equity Warrants are to be issued and sold, and upon exercise of the Equity Warrants, the prices at which the shares of Common Stock or Preferred Stock are to be issued and sold, (E) the Debt Warrants are to be issued and sold, and upon exercise of the Debt Warrants, the prices at which the Debt Securities are to be issued and sold.

We express no opinion herein concerning any laws other than the federal laws of the United States, the laws of the State of California and the Delaware General Corporation Law (the "DGCL"). We express no opinion as to whether the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We note that the parties have designated the laws of the State of New York as the laws governing the Offered Debt Securities. Our opinion in paragraph 3 below as to the validity, binding effect and enforceability of the Offered Debt Securities is premised upon the result that would be obtained if a California court were to apply the internal laws of the State of California (notwithstanding the designation of the laws of the State of New York) to the interpretation and enforcement of the Offered Debt Securities. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to any offering of Common Stock, when (i) the registration statement, as finally amended (including all necessary post-effective amendments) (the "Registration Statement"), has become effective; (ii) an appropriate prospectus supplement with respect to the shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the shares of Common Stock are sold pursuant to a purchase, underwriting or similar agreement, such purchase, underwriting or similar agreement has been duly authorized, executed and delivered by Metricom and the other parties thereto and has become a valid and binding agreement of Metricom; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of Metricom have taken all necessary corporate action to approve the issuance and terms of the shares of Common Stock and related matters; (v) if the shares of Common Stock are to be sold in connection with the Debt Securities, such Debt Securities have been duly authorized, executed and delivered by Metricom, Metricom Finance and other parties thereto and sold pursuant to a valid and effective registration statement; and (vi) the terms of the shares of Common Stock and of their issuance and sale have been duly established in conformity with the operative certificate of incorporation and bylaws of Metricom and the DGCL so as not to violate any applicable law, the operative certificate of incorporation or bylaws of Metricom or to result in a default under or breach of any agreement or instrument binding upon Metricom and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Metricom, then the shares of Common Stock (including, without limitation, any Common Stock duly issued upon (a) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (b) the exercise of any Equity Warrants exercisable for Common Stock or (c) the exchange or conversion of the Offered Debt Securities (as defined below) or any other securities of Metricom that are exchangeable or convertible into Common Stock), when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Common Stock are authorized or reserved and available for issuance and that the consideration for the issuance and sale of such shares of Common Stock is not less than the par value of the Common Stock.



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2.      With respect to any offering of Preferred Stock, when (i) the
        Registration Statement has become effective; (ii) an appropriate prospectus supplement with respect to the shares of Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the shares of Preferred Stock are sold pursuant to a purchase, underwriting or similar agreement, such purchase, underwriting, or similar agreement has been duly authorized, executed and delivered by Metricom and the other parties thereto and has become a valid and binding agreement of Metricom; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of Metricom have taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock and related matters; (v) if the shares of Preferred Stock are to be sold in connection with the Debt Securities, such Debt Securities have been duly authorized, executed and delivered by Metricom, Metricom Finance and other parties thereto and sold pursuant to a valid and effective registration statement; and (vi) the terms of the shares of Preferred Stock and of their issuance and sale have been duly established in conformity with the operative certificate of incorporation and bylaws of Metricom and the DGCL so as not to violate any applicable law, the operative certificate of incorporation or bylaws of Metricom or to result in a default under or breach of any agreement or instrument binding upon Metricom and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Metricom, then the Preferred Stock (including, without limitation, any Preferred Stock duly issued upon (a) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (b) the exercise of any Equity Warrants exercisable for Preferred Stock or (c) the exchange or conversion of the Offered Debt Securities or any other securities of Metricom that are exchangeable or convertible into Preferred Stock), when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Preferred Stock are authorized or reserved and available for issuance and that the consideration for the issuance and sale of such shares of Preferred Stock is not less than the par value of the Preferred Stock.


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3.      With respect to any offering of any series of Debt Securities and related Guarantees (the "Offered Debt Securities"), when (i) the Registration Statement has become effective; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Offered Debt Securities are sold pursuant to a purchase, underwriting, or similar agreement, such purchase, underwriting or similar agreement has been duly authorized, executed and delivered by Metricom, Metricom Finance and the other parties thereto, as applicable, and has become a valid and binding agreement of Metricom and/or Metricom Finance, as applicable;
        (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with any Indentures so as not to violate any applicable law or the operative certificate of incorporation or bylaws of Metricom and/or Metricom Finance, as applicable, or to result in a default under or breach of any agreement or instrument binding upon Metricom and/or Metricom Finance, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Metricom and/or Metricom Finance, as applicable; (v) any Indentures have been qualified under the Trust Indenture Act of 1939, as amended; (vi) any Indentures have been duly authorized, executed and delivered by the relevant trustee; and (vii) the Offered Debt Securities have been duly executed and manually authenticated by duly authorized officers of the relevant trustee in accordance with the provisions of any Indentures and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, then the Offered Debt Securities (including, without limitation, any Offered Debt Securities issued upon the exercise of any Debt Warrants exercisable for Offered Debt Securities), when issued and sold in accordance with any Indentures and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and binding obligations of Metricom and Metricom Finance, as applicable, enforceable against Metricom and Metricom Finance, as applicable, in accordance with their respective terms, subject to (a) general equity principles and the limitations on the availability of equitable relief, including, without limitation, specific performance;
        (b) the effect of applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, suretyship, dissolution, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally; (c) limitations created by or arising under statute or case law on a debtor's or surety's ability to waive rights or benefits, including without limitation, the possible right of exoneration of a guarantor if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default that impair the subrogation or reimbursement rights of the guarantor against the principal, or otherwise takes, without notifying the guarantor, any action that materially prejudices such guarantor; (d) limitations created by or arising under statute or case law on the enforceability of certain covenants and provisions of agreements where (i) the breach of such covenants or provisions imposes restrictions or burdens upon the debtor or surety and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the creditor or (ii) the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenant of good faith and fair dealing; (e) limitations on the right of a lender to impose added charges for late payments or defaults by the borrower, where it is determined that such charges bear no reasonable relation to the damage suffered by the lender as a result of such late payments or defaults or where the requirements of California Civil Code
        Section 2954.5 are not met; (f) the effect of California Civil Code
        Section 1717 on the recovery of attorneys' fees in contract actions; (g) the effect of California Civil Code Section 3433; (h) limitations imposed by law and public policy on indemnification and exculpation; (i) defenses available to guarantors generally; and (j) any other limitations which, in the event of any default by Metricom or Metricom Finance in its obligations with respect to the Offered Debt Securities, would act as a limitation on the rights of the creditor in accordance with California law, but which would not prevent the creditor from exercising legally adequate remedies for realization of the principal benefits intended to be provided by the Offered Debt Securities.


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4.      With respect to any offering of Warrants, when (i) the Registration
        Statement has become effective; (ii) an appropriate prospectus supplement with respect to the Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Warrants are sold pursuant to a purchase, underwriting or similar agreement, such purchase, underwriting or similar agreement has been duly authorized, executed and delivered by Metricom, Metricom Finance and other parties thereto, as applicable, and has become a valid and binding agreement of Metricom and/or Metricom Finance, as applicable; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of Metricom and/or Metricom Finance, as applicable, have taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; (v) if the Warrants are to be sold in connection with Debt Securities or other securities of Metricom or Metricom Finance, such other securities have been duly authorized, executed and delivered by Metricom, Metricom Finance and other parties thereto, as applicable, and sold pursuant to a valid and effective registration statement; (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the operative certificate of incorporation and bylaws of Metricom and/or Metricom Finance, as applicable, so as not to violate any applicable law or the operative certificate of incorporation or bylaws of Metricom and/or Metricom Finance, as applicable, or to result in a default under or breach of any agreement or instrument binding upon Metricom and/or Metricom Finance, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Metricom and/or Metricom Finance, as applicable, then the Warrants, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and binding obligations of Metricom and/or Metricom Finance, as applicable, enforceable against Metricom and/or Metricom Finance, as applicable, in accordance with their respective terms, subject to (a) general equity principles and the limitations on the availability of equitable relief, including, without limitation, specific performance, and (b) the effect of applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, suretyship, dissolution, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.


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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

Sincerely,

Cooley Godward LLP




/s/ KENNETH L. GUERNSEY
-----------------------
Kenneth L. Guernsey

cc:     Timothy A. Dreisbach




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